EXHIBIT 99.1

Intelligent Systems Announces Second Quarter 2007 Results

NORCROSS, Ga., Aug. 13, 2007 (PRIME NEWSWIRE) -- Intelligent Systems Corporation (AMEX:INS) (www.intelsys.com) announced today the financial results for its second quarter and year-to-date periods ended June 30, 2007.

In the quarter ended June 30, 2007, total revenue was $3.9 million compared to total revenue of $3.6 million in the quarter ended June 30, 2006, an increase of 9 percent. Revenue from product sales in the second quarter of 2007 was $2.6 million, a 10 percent increase over the second quarter of 2006, while revenue from services grew by 6 percent to $1.3 million in the quarter ended June 30, 2007 compared to $1.2 million in the second quarter of 2006.

For the six month period ended June 30, 2007, total revenue was $7.9 million compared to $8.4 million in the six month period in 2006. In 2007, year-to-date product revenue grew by 35 percent year-over-year to $5.7 million. However, year-to-date service revenue in 2007 declined to $2.2 million compared to $4.2 million in the six month period ended June 30, 2006.

The period-to-period increase in product revenue in both the three and six month periods ended June 30, 2007 reflects strong growth in sales of the ChemFree subsidiary products, as well as new license revenue recognized by the CoreCard Software subsidiary in the first quarter of 2007. The decline in 2007 year-to-date services revenue is mainly due to an unusually large $1.8 million multi-year software services contract that was recognized in the first quarter of 2006.

Net loss for the second quarter of 2007 was $922,000 ($0.21 per basic and diluted share) compared to a net loss of $776,000 ($0.17 per basic and diluted share) for the corresponding period in 2006. For the six month period ended June 30, 2007, net loss was $1.1 million ($0.24 per basic and diluted share) compared to a net loss of $1.2 million ($0.27 per basic and diluted share) in the comparable period in 2006.

As previously disclosed, as a result of the sale of the company's QS Technologies business in July of 2006, the company classified the QS business as Discontinued Operations and the financial results for 2006 have been reclassified to conform to this presentation. In the six month period ended June 30, 2007, the company reported an additional gain of $97,000 on the sale of the QS discontinued operations following completion of an earn-out period in which there were no proposed adjustments by the buyer.

The company expects to file its Form 10-QSB for the quarter ended June 30, 2007 with the Securities and Exchange by the end of the day today. For additional information about the company's reported results, investors will be able to access the Form 10-QSB on the company's website at www.intelsys.com or at the SEC site, www.sec.gov. In keeping with prior practice, the company will schedule investor conference calls from time to time as appropriate and will announce future conference calls in advance.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), CoreCard Software, Inc. (www.corecard.com), (both software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices that could impact the aviation industry, the price of certain plastics components and the company's other worldwide market opportunities, other geopolitical or military actions, and general economic conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                CONSOLIDATED STATEMENTS OF OPERATIONS
      (unaudited; in thousands, except share and per share amounts)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
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                           2007        2006        2007        2006
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 Revenue
  Products             $    2,573  $    2,340  $    5,659  $    4,192
  Services                  1,284       1,213       2,247       4,237
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   Total revenue            3,857       3,553       7,906       8,429
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 Cost of revenue
  Products                  1,496       1,227       2,566       2,227
  Services                    781         532       1,353       1,965
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   Total cost of
    revenue                 2,277       1,759       3,919       4,192
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 Expenses
  Marketing                   590         512       1,027       1,032
  General &
   administrative             918         863       1,898       1,966
  Research &
   development              1,164       1,368       2,428       2,889
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 Loss from operations      (1,092)       (949)     (1,366)     (1,650)
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 Other income (expense)
  Interest income
   (expense), net              34         (33)         97         (61)
  Investment income, net       92           2          82           7
  Equity in income of
   affiliate companies         41          91          42         162
  Other income (loss),
   net                          3           3          (7)         38
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 Loss before income
  taxes                      (922)       (886)     (1,152)     (1,504)
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 Income from
  discontinued
  operations                   --         110          --         283
 Gain on sale of
  discontinued
  operations                   --          --          97          --
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 Net loss              $     (922) $     (776) $   (1,055) $   (1,221)
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 Loss per share from
  continuing
  operations           $    (0.21) $    (0.19) $    (0.26) $    (0.33)
 Income per share from
  discontinued
  operations                 0.00        0.02        0.02        0.06
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 Net loss per share:
  Basic & diluted      $    (0.21) $    (0.17) $    (0.24) $    (0.27)
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 Basic and diluted
  weighted average
  common shares
  outstanding           4,478,971   4,478,971   4,478,971   4,478,971

                     CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                                                June 30,  December 31,
                                                  2007        2006
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 ASSETS                                        (Unaudited)
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  Current assets:
   Cash                                          $  2,338  $  2,136
   Accounts receivable, net                         2,828     2,006
   Notes and interest receivable, current portion     521     3,445
   Inventories                                      1,112       904
   Other current assets                               482     1,072
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    Total current assets                            7,281     9,563
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  Long-term investments                             1,216     1,174
  Notes receivable, net of current portion            600       841
  Property and equipment, net                       1,468     1,009
  Goodwill, net                                     2,047     2,047
  Other intangibles, net                              336       359
  Other assets, net                                    17        17
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  Total assets                                   $ 12,965  $ 15,010
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  LIABILITIES AND STOCKHOLDERS' EQUITY
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  Current liabilities:
   Note payable                                  $    221  $      --
   Accounts payable                                 1,558      1,558
   Deferred revenue                                 2,051      3,094
   Accrued payroll                                    931        974
   Accrued expenses and other current liabilities   1,061      1,088
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    Total current liabilities                       5,822      6,714
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  Other long-term liabilities                         257        356
  Minority interest                                 1,516      1,516
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  Total stockholders' equity                        5,370      6,424
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  Total liabilities and stockholders' equity     $ 12,965  $  15,010
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CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770-564-5504
          bherron@intelsys.com